Exhibit 99.1

Summit Midstream Partners, LLC 2100 McKinney Avenue; Suite 1250 Dallas, Texas 75201

General Partner of Summit Midstream Partners, LP to Acquire Interest in Utica Shale Gathering System in Southeastern Ohio from Blackhawk Midstream

•                  Joint development with MarkWest Utica EMG of natural gas gathering infrastructure in the core of the Utica Shale play in southeastern Ohio

•                  Joint development with MarkWest Utica EMG Condensate of condensate transportation, storage and stabilization facility in the core of the Utica Shale play in southeastern Ohio

•                  Investment in Ohio Gathering substantially increases the inventory of assets available for future drop down into Summit Midstream Partners, LP

•                  Acquisition of equity interests in Ohio Gathering will be fully funded by Summit Investments, the General Partner of Summit Midstream Partners, LP

Dallas, Texas (December 20, 2013) — Summit Midstream Partners, LLC (“Summit Investments”), the privately held company that owns and controls the general partner of Summit Midstream Partners, LP (NYSE: SMLP), announced today that it has executed a definitive agreement with Blackhawk Midstream, LLC (“Blackhawk”), to acquire its equity interest in two entities, Ohio Gathering Company, L.L.C. and Ohio Condensate Company, L.L.C. (together, “Ohio Gathering”). Ohio Gathering owns, operates and is developing significant midstream infrastructure in southeastern Ohio consisting of a liquids-rich natural gas gathering system, a dry natural gas gathering system and a condensate transportation, storage and stabilization facility in the core of the Utica Shale play.

Ohio Gathering Company, L.L.C. is currently owned by (i) MarkWest Utica EMG, L.L.C. (“MarkWest Utica EMG”), a joint venture between MarkWest Energy Partners, L.P. (“MarkWest”) and the Energy and Minerals Group (“EMG”), and (ii) Blackhawk, a joint venture between Gulfport Energy Corporation (“Gulfport”) and Wexford Capital LP. Ohio Condensate Company, L.L.C. is currently owned by (i) MarkWest Utica EMG Condensate, L.L.C. (“MarkWest Utica EMG Condensate”), a separate joint venture between MarkWest and EMG, and (ii) Blackhawk. The purchase of the equity interests in Ohio Gathering will be fully funded by Summit Investments and its sponsors. The transaction is expected to close by January 31, 2014.

The equity interests to be acquired by Summit Investments include an option to increase its ownership interest in Ohio Gathering to 40.0% at any time prior to June 2014 at a price based on the capital invested by the owners at the time the option is exercised. Summit Investments expects to fully exercise the option in the second quarter of 2014. Upon exercise of the option by Summit Investments, each of MarkWest Utica EMG and MarkWest Utica EMG Condensate will retain its respective 60.0% ownership interest in Ohio Gathering and will continue to operate and develop the gathering infrastructure. Summit Investments intends to offer all or a portion of its interest in Ohio Gathering to Summit Midstream Partners, LP following the exercise of the option and the subsequent development of the assets.

Ohio Gathering is supported by fee-based gathering agreements and acreage dedications from producer customers that are actively developing Utica Shale positions throughout Harrison, Guernsey, Belmont, Noble and Monroe counties in Ohio. Ohio Gathering’s customers currently include Gulfport, Rex Energy Corporation, PDC Energy, Inc. and other leading producers in the Utica Shale play. Ohio Gathering’s liquids rich gathering system serves as a critical inlet to MarkWest Utica EMG’s Cadiz and Seneca processing complexes, the largest integrated rich-gas processing and fractionation facilities in the Utica Shale.

Steve Newby, President and Chief Executive Officer of Summit Investments commented, “We are excited to announce an expansion of Summit’s relationship with MarkWest, which has developed an industry leading midstream infrastructure position in the heart of the Marcellus and Utica shale plays. We are equally excited about our new relationship with Gulfport, the anchor shipper on Ohio Gathering, which is one of the most active producers in the Utica with over 147,000 net acres under lease in the most prolific part of the Utica Shale.”

“Our participation in Ohio Gathering will significantly increase our scale and further diversify our cash flows from a customer and geographic standpoint while maintaining our focus on providing fee-based midstream services under long-term contracts. This transaction provides Summit Investments with an immediate and large-scale presence in the core of the Utica Shale play, where Ohio Gathering anticipates developing more than $3 billion of midstream infrastructure over the coming years. The acquisition and subsequent development of Ohio Gathering will substantially increase the inventory of assets available at Summit Investments to be offered to SMLP.”

Additional presentation materials outlining the transaction can be found at www.summitmidstream.com.

Summit Investments engaged Barclays Capital, Inc. to act as its financial advisor and Vinson & Elkins LLP to act as its legal advisor on the transaction.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of U.S. federal and other securities laws. Words and phrases such as “is anticipated,” “is estimated,” “is expected,” “is planned,” “is scheduled,” “is targeted,” “believes,” “intends,” “objectives,” “projects,” “strategies” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the proposed acquisition of Ohio Gathering and subsequent option exercise are based on management’s expectations, estimates and projections about the natural gas and NGL industries and markets and other factors on the date this news release was prepared. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to, the risks related to prevailing conditions and outlook in the natural gas and NGL industries and markets, acquisition and development risks, hazards and delays relating to the acquisition, development, and expansion of Ohio Gathering and the availability of financing on terms acceptable to Summit Investments related to the acquisition and development and any expansion of Ohio Gathering. In addition, any determination by Summit Investments to offer any interest in Ohio Gathering to Summit Midstream Partners, LP will be made in Summit Investment’s sole discretion and will in any event be subject to a number of factors, including, but not limited to, the ability to reach agreement on acceptable terms, the approval of a conflicts committee of Summit Midstream Partners, LP (if appropriate), prevailing conditions and outlook in the natural gas and NGL industries and markets, and Summit Midstream Partners, LP’s ability to obtain financing on acceptable terms, from the capital markets or other sources. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Summit Investments has no obligation to offer, and Summit Midstream Partners, LP has no right to acquire, any interest in Ohio Gathering or any other asset of Summit Investments. Summit Investments is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About Summit Midstream Partners, LLC

Summit Midstream Partners, LLC is a growth-oriented midstream energy company focused on owning and operating midstream energy infrastructure assets that are strategically located in the core areas of unconventional resource basins, primarily shale formations, in North America. Through its ownership of (i) Summit Midstream GP, LLC, the general partner of Summit Midstream Partners, LP; (ii) a 71.6%

limited partner interest in Summit Midstream Partners, LP; (iii) Red Rock Gathering Company, LLC; and (iv) Meadowlark Midstream Company, LLC, Summit Investments provides primarily fee-based natural gas gathering, treating, processing, and compression services, as well as crude oil and water gathering services supporting some of the largest oil and natural gas exploration and production companies in North America. Summit Investments has operations in the Piceance Basin in western Colorado, the Uinta Basin in eastern Utah, the Williston Basin in northwestern North Dakota, and the Denver-Julesburg Basin in northeastern Colorado. Summit Investments is headquartered in Dallas, TX with offices in Houston, TX, Denver, CO and Atlanta, GA.

Summit Investments was formed in 2009 by members of management and funds controlled by Energy Capital Partners II, LLC. Together with its affiliates, Energy Capital Partners is a private equity firm with over $8 billion in capital commitments that is focused on investing in North America’s energy infrastructure. In August 2011, Energy Capital Partners sold an interest in Summit Investments to GE Energy Financial Services. GE Energy Financial Services invests globally in essential, long-lived and capital-intensive energy assets.

INVESTOR CONTACT:

Summit Midstream Partners, LLC

Marc Stratton

Vice President and Treasurer

214-242-1966

ir@summitmidstream.com